Exhibit 10.4

SMITH ELECTRIC VEHICLES US CORP.

RESTRICTED STOCK AGREEMENT

1.                                       Grant of Restricted Stock.  SMITH ELECTRIC VEHICLES US CORP., a Delaware corporation (the “Company”) hereby grants, as of                                  (“Date of Grant”), to                      (the “Grantee”) the following number of shares (the “Restricted Shares”) of the Company’s Common Stock, $0.001 par value (the “Award”), subject to forfeiture and to the restriction on the rights of sale and transfer set forth in this document (the “Agreement”).

Number of Restricted Shares:   ****

2.                                       Exercise Schedule.  Except as otherwise provided in this Agreement, the Restricted Shares shall be held by the Grantee without the rights of sale or transfer until the dates shown on the schedule below, when such restrictions shall lapse:

Number of Shares	Vesting Date

****	***

Except as otherwise specifically provided herein, there shall be no proportionate or partial vesting in the periods prior to each Vesting Date, and all vesting shall occur only on the appropriate Vesting Date.  Upon the termination of the Grantee’s employment by the Company for Cause or by the Grantee without Good Reason, the Restricted Shares for which restrictions shall not have lapsed will be forfeited by the Grantee and become the property of the Company.  Upon termination of the Grantee’s employment by the company for Disability, death or by the Grantee for Good Reason, all Restrictions shall vest and any and all restrictions shall lapse.

3.                                       Issuance of Restricted Shares.  Restricted Shares will be issued in a nominee account with the Grantee being named the beneficial owner, except that the nominee shall be instructed to follow the sale and transfer requirements set forth in this Award.  When the prohibited sale and transfer restrictions lapse under Paragraph 2 above, with respect to all or a portion of the Restricted Shares, the Company shall prepare and deliver to the Grantee a stock certificate for the Restricted Shares.

4.                                       Voting and Other Rights of Restricted Shares.  Upon the issuance of the Restricted Shares, the Grantee shall have all of the rights of a stockholder of the Company, including the right to receive dividends and to vote the Restricted Shares until such shares may have been forfeited to the Company.  Notwithstanding the foregoing, in the event of any stock dividend, stock split, division of shares or other corporate structure change which results in the issuance of additional shares with respect to Restricted Shares, such shares shall be held by the Company and shall become Restricted Shares and subject to all restrictions and terms and conditions applicable to the Restricted Shares with respect to which they were issued.

5.                                       Taxes.  Upon recognition of income by the Grantee with respect to the Award hereunder, the Company shall withhold taxes.  The Grantee will be solely responsible for any federal, state or local income taxes imposed in connection with the granting of the Restricted Shares or the delivery of such shares pursuant thereto, and the Grantee authorizes the Company or any

Subsidiary to make any withholding for taxes which the Company or any Subsidiary deems necessary or proper in connection therewith, including but not limited to the withholding of Restricted Shares.  The Company may allow the Grantee to choose the method for payment of withholding for taxes, either in cash or in Restricted Shares.  If any tax withholding obligation of the Company with respect to the Restricted Shares is satisfied by having Restricted Shares withheld, the value of such Restricted Shares will be limited to an amount that does not exceed the minimum statutory withholding required by federal (including FICA), state and local tax authorities, including the Grantee’s share of payroll taxes that are applicable to such supplemental taxable income.

6.                                       Legend.  At all times prior to the date on which the Company becomes a Publicly Held Corporation, the certificate or certificates representing any Shares acquired pursuant to the exercise of this shall bear the following legends (as well as any legends required by applicable state and federal corporate and securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

7.                                       Acceleration of Exercisability of Restricted Shares Upon Change in Control or IPO.  All Restricted Shares shall become immediately fully vested, and all restrictions shall lapse, on the date on which either (i) there is a Change in Control of the Company, (ii) the Company becomes a publicly held corporation, or (iii) Good Reason exists.

8.                                       No Right to Continued Employment.  Neither the Restricted Shares nor this Agreement shall confer upon the Grantee any right to continued employment or service with the Company.

9.                                       Law Governing.  This Agreement shall be governed in accordance with and governed by the internal laws of the State of Delaware.

10.                                 Notices.  Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company’s Secretary at 12200 NW Ambassador Drive, Kansas City, Missouri 64163, or if the Company should move its principal office, to such principal office, and, in the case of the Grantee, to the Grantee’s last permanent address as shown on the Company’s records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.

11.                                 Market Stand-Off Agreement.  In the event of an initial public offering of the Company’s securities and upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities, the Grantee agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Shares (other than those included in the registration) acquired pursuant to the exercise of this Grant, without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or such managing underwriters.  Not withstanding the foregoing, the Grantee shall be permitted to sell or otherwise dispose of shares adequate to satisfy any tax withholding liability.

12.                                 Grantee’s Representations.  In the event that the Company’s issuance of the Restricted Shares has not been registered under the Securities Act of 1933, as amended, the Grantee shall, if required by the Company, concurrently with the lapsing of such restrictions, deliver to the Company his or her Investment Representation Statement in the form attached to this Agreement as Exhibit A or in such other form as the Company may request.

13.                                 Definitions.

(a) ‘Cause”                                  shall mean the good faith and reasonable determination of the Board that the Employee has:

(i) been grossly negligent or engaged in willful misconduct, fraud, embezzlement, acts of dishonesty or a conflict of interest relating to the affairs of the Company;

(ii) been convicted of or pleaded nolo contendere to any crime relating to the business affairs of the Company; or

(iii) engaged in a willful violation of any federal or state securities laws.

(b) A “Change in Control” shall be deemed to have occurred upon any of the following events:

(i) individuals who, on the Effective Date, constitute the Board of Directors of the Company (the “Incumbent Directors”) cease for any reason to constitute at least a majority of such Board; provided, however, that any person becoming a director after the Effective Date and whose appointment, election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be an Incumbent Director; or

(ii) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) or any successors thereto is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) or any successor thereto, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding voting securities or

(iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation (A) which would result in all or a portion of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) by which the corporate existence of the Company is not affected and following which the Company’s chief executive officer and directors retain their positions with the Company (and constitute at least a majority of the Board); or

(iv)  approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(c)                                  “Disability” shall mean illness (mental or physical) or injury which, in the good faith and reasonable determination of Company, results in Grantee being unable to perform Grantee’s duties for an aggregate of 120 days (whether or not consecutive) during any twelve-month period.

(d)                                 “Effective Date” shall mean                           .

(e)                                  “Good Reason” shall mean any of the following acts by the Company, without the prior written consent of the Grantee: (i) a material reduction by the Company in the Grantee’s base salary and annual cash incentive opportunity, taken as a whole, provided that for purposes of determining whether there has been a material reduction: (a) a reduction applied generally to all exempt employees of the Company shall not constitute “Good Reason”; (ii) (a) a material reduction in the Grantee’s position, duties or responsibilities, (b) assignments to duties materially inconsistent with Grantee’s position, or (c) a material adverse change in the Grantee’s reporting relationships; (iii) the Company requiring the Grantee, without his or her consent, to be based at any office or location more than 75 miles from the office at which the Grantee was principally located as of the Effective Date; or (iv) the material breach by the Company of any employment agreement between the Grantee and the Company.  Notwithstanding anything in this definition to the contrary, an act by the Company shall not constitute “Good Reason” unless the Grantee gives written notice of the same to the Company of such act, and the Company fails, within 30 days of such notice, to reverse such act.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the        day of             , 2011

COMPANY:

SMITH ELECTRIC VEHICLES US CORP., a Delaware corporation

By:
Name:
Title:

The Grantee acknowledges and represents that he or she has reviewed the provisions of this Restricted Share Agreement in their entirety, is familiar with and understands their terms and provisions, and hereby accepts this Award subject to all of the terms and provisions of this Restricted Share Agreement.

Dated:	GRANTEE:

By: